Exhibit 99.2
©XBP GLOBAL 2025 PROPRIETARY & CONFIDENTIAL XBP Second Quarter 2025 Results August 14, 2025

©XBP GLOBAL 2025 PROPRIETARY & CONFIDENTIAL 2 Safe Harbor Statements Forward-Looking Statements: This presentation contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements include financial forecasts, projections, and other statements about future operations, financial position, business strategy, market opportunities, and trends. Forward-looking statements can often be identified by terms such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast,” or similar expressions. This presentation includes forward-looking non-GAAP financial measures, such as projected Adjusted EBITDA and Net Debt. Adjusted EBITDA is defined as net income excluding interest, taxes, depreciation, amortization, and certain non-recurring items, while Net Debt is total debt minus cash and cash equivalents. The Company cannot reconcile these measures to their most comparable GAAP metrics — net income and total debt — without unreasonable effort, due to challenges in forecasting future interest, taxes, depreciation, and non-recurring items. These measures are provided for informational purposes only and should not be considered substitutes for financial measures prepared in accordance with GAAP. All forward-looking statements are based on estimates, forecasts, and assumptions that are inherently uncertain and subject to risks and factors that could cause actual results to differ materially. These include, but are not limited to: (1) risks related to the acquisition, including the inability to realize anticipated benefits, disruptions to operations, and costs associated with the transaction; (2) legal proceedings; (3) failure to meet Nasdaq listing standards; (4) competition and market conditions; (5) economic, geopolitical, and regulatory changes; (6) challenges in retaining clients, employees, and suppliers; and (7) other risks detailed in XBP Europe’s filings with the SEC, including the “Risk Factors” section of its Annual Report on Form 10-K for 2025, filed on March 19, 2025, and the proxy statement for the 2025 annual meeting. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. XBP Global undertakes no obligation to update these statements, except as required by law. There is no assurance that XBP Global or its subsidiaries will achieve the results projected this presentation. Non-GAAP Financial Measures: This presentation includes constant currency, EBITDA, and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes these non-GAAP financial measures provide investors with useful insights into the Company’s financial performance, results of operations, and liquidity, helping them understand the Company’s business trends and compare its results. The Company’s board of directors and management use these measures to evaluate the Company’s performance on a consistent basis across periods by excluding effects of the Company’s capital structure (such as varying debt levels, interest expense, and transaction costs from the November 2023 business combination). Adjusted EBITDA also seeks to remove the effects of integration and related restructuring expenses and other similar non-routine items, some of which are outside management’s control. Restructuring expenses are primarily related to the implementation of strategic actions and initiatives related to the rightsizing of the business. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue and Adjusted EBITDA on a constant currency basis by converting our current-period local currency financial results using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results. The Company does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP, and their presentation may not be comparable to similar measures used by other companies. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For a reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the slide titled “Reconciliation of Non-GAAP measures.” Rounding: Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect absolute figures. Supplemental Information: These slides are not intended to be a stand-alone presentation but should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included in our public filings.

©XBP GLOBAL 2025 PROPRIETARY & CONFIDENTIAL 3 XBP Europe + Exela Technologies BPA = XBP Global

©XBP GLOBAL 2025 PROPRIETARY & CONFIDENTIAL XBP Europe and BPA unite to launch a transformative new beginning Meet the New XBP Global 1: Leverage ratio defined as trailing 12 month net debt-to-Adjusted EBITDA • On July 29, 2025, XBP Europe Holdings, Inc. finalized its acquisition of Exela Technologies BPA, LLC (“BPA”). • The combined entity operates under the new name XBP Global Holdings, Inc. (“XBP Global”), reflecting our expanded global footprint and enhanced capabilities. • The transaction strengthens corporate governance, supported by an expanded slate of new directors and new institutional shareholders.

©XBP GLOBAL 2025 PROPRIETARY & CONFIDENTIAL 5 Annual Revenue Approaching Adjusted EBITDA1 1: Combined company trailing 12 month Adjusted EBITDA of $102.4 million (BPA of $86.2 million + XBP Europe of $16.2 million). Note: Unless otherwise noted, any references within this presentation relate to continuing operations Key highlights: • XBP Europe issued shares of common stock to BPA creditors, resulting in the equitization and elimination of over $1.1 billion of BPA’s debt • Total net debt at closing stands at ~$350 million • Reduced financial leverage results in significantly lower interest payment obligations for BPA Adj. EBITDA to Net Debt $900M ~3.5x $102.4M (vs Russell 2000 at ~3.85x) Ready for Growth With a Stronger Balance Sheet

©XBP GLOBAL 2025 PROPRIETARY & CONFIDENTIAL 6 XBP Europe Q2 Results

©XBP GLOBAL 2025 PROPRIETARY & CONFIDENTIAL 7 2Q 2025 at a Glance - XBP Europe results prior to acquisition of BPA YoY +1,330 bps Sequentially +250 bps YoY +1,020 bps Sequentially -30 bps Revenue $39.6M YoY +17.8% Sequentially +5.2% Gross Margin 29.8% Adj EBITDA2 $3.3M YoY +$2.1M Sequentially -$0.4M 1: Adjusted to exclude non-cash stock-based compensation expense of $0.4M in 2Q25, $3.8M in 1Q25, and $0.2M in 1Q24 and transaction-related and other nonrecurring expenses of $2.9M in 2Q25 2: Adj EBITDA from Continuing Operations - Reference Adj EBITDA reconciliations on slide 13 YoY +25 bps Sequentially -430 bps Technology Gross Margin 50.2% Bills & Payments Gross Margin 22.2% YoY +$2.9M Sequentially -$0.3M Operating Profit1 $1.7M Bills & Payments: 72.6% Technology: 27.4% Revenue Mix YoY +22.2% Sequentially -0.5% SG&A1 $7.1M

©XBP GLOBAL 2025 PROPRIETARY & CONFIDENTIAL 2Q 2025 Financial Highlights 8 $ in thousands PROPRIETARY & CONFIDENTIAL 8 • Operating results continue to show consistency, highlighted by four consecutive quarters of sequential revenue growth and steady improvement in Gross Margin and Adjusted EBITDA • Revenue growth driven primarily by continued stabilization of recent project ramp-ups • Gross margin and Adjusted EBITDA showing continued improvement, driven by revenue growth combined with operating leverage, continued realization of cost optimization, and increased automation 1: Adjusted to exclude non-cash stock-based compensation expense of $0.4M in 2Q25, $3.8M in 1Q25, and $0.2M in 1Q24 and transaction-related and other nonrecurring expenses of $2.9M in 2Q25 2. Reference Adj EBITDA reconciliation on slide 13 Note: Unless otherwise noted, any references within this presentation relate to continuing operations; Non-GAAP measures are unaudited

©XBP GLOBAL 2025 PROPRIETARY & CONFIDENTIAL Continuous Improvement in Gross Margin and Adjusted EBITDA PROPRIETARY & CONFIDENTIAL 99 99 Achieving consistent growth in Gross Margin and Adjusted EBITDA Management team is committed to replicating this formula across the combined company - XBP Global

©XBP GLOBAL 2025 PROPRIETARY & CONFIDENTIAL Segment Profitability – 2Q 2025 10 $ in thousands • Bills & Payments Gross Margin improvement driven by higher levels of automation and ongoing optimizations coupled with stabilization of large contracts • Technology Gross Margin remains robust as a result of high margin software license sales and professional service revenue but can be lumpy due to timing of sales Note: Unless otherwise noted, any references within this presentation relate to continuing operations

©XBP GLOBAL 2025 PROPRIETARY & CONFIDENTIAL 11 Appendix

©XBP GLOBAL 2025 PROPRIETARY & CONFIDENTIAL Global Scale, Local Focus 12 ~11,000 employees across 20 countries, significantly expanding capacity and resources to serve customers Multinational leader in business process automation, proudly serving over 2,500 clients of all sizes and across multiple verticals Deploying agentic AI-powered workflow solutions across key sectors such as healthcare, banking, and public sector Expanded geographic footprint across North America, Asia, and Europe Providing solutions to over 60 Fortune 100 companies This map highlights countries with an active XBP Global presence, including operational hubs, partnerships, or commercial activities. Geographic boundaries are approximate and for visual reference only.

Adjusted EBITDA Reconciliation From Continuing Operations

$ in thousands

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	FY 2022	FY 2023	FY 2024
Net Loss from continuing operations	**($3,551)**	**($1,226)**	**($897)**	**($3,855)**	**($3,446)**	**($3,873)**	**($5,568)**	**($6,533)**
Income tax expense	542	1,664	245	762	514	2,562	606	2,911
Interest expense including related party interest expense, net	1,483	1,843	1,560	1,744	2,023	2,943	7,006	6,322
Depreciation and amortization	775	805	773	627	607	3,625	2,944	3,160
EBITDA from continuing operations	**($751)**	**$3,086**	**$1,681**	**($722)**	**($302)**	**$5,257**	**$4,988**	**$5,860**
Restructuring and related expenses (1)	249	316	982	667	585	1,869	5,053	1,879
Employment litigation matter (2)	917	57	309	-	-	267	1,431	1,283
Related party management fees and royalties (3)	-	-	-	-	-	4,907	1,330	-
Foreign exchange losses (gains), net	596	668	504	(71)	(312)	1,175	599	2,520
Non-cash equity compensation (4)	160	726	725	3,818	424	-	-	1,611
Changes in fair value of warrant liability	(2)	(5)	1	2	-	-	(597)	(43)
Transaction Fees (5)	30	-	201	-	2,885	3,595	2,970	280
Adjusted EBITDA from continuing operations (6)	**$1,198**	**$4,848**	**$4,404**	**$3,694**	**$3,280**	**$17,070**	**$15,774**	**$13,390**

(1) Adjustment represents costs associated with restructuring, including employee severance, legal, and lease termination costs.
(2) Represents litigation settlement and associated expenses incurred in connection with the Company subsidiary litigation.
(3) Primarily represents management fee incurred in exchange for services, which included provision of legal, human resources, corporate finance, and marketing support. The management services agreement was terminated in connection with the Business Combination and was replaced by the related party service fee pursuant to the Services Agreement which reduced the fee and modified the services provided.
(4) Related to accelerated vesting of RSU and stock awards.
(5) Represents non-recurring transaction costs and expenses incurred in connection with the BPA acquisition and other extraordinary transactions during the applicable period.
(6) Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP. These non-GAAP financial measures are among the indicators used by management to measure the performance of the Company's operations, and also among the criteria upon which performance-based compensation may be based. Adjusted EBITDA also is used by our lenders for debt covenant compliance purposes. Similar non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures. Because of these limitations, you should consider the non-GAAP financial measures alongside other performance measures and liquidity measures, including operating income, various cash flow metrics, net income and our other GAAP results.

©XBP GLOBAL 2025
13

©XBP GLOBAL 2025 PROPRIETARY & CONFIDENTIAL Non-GAAP Reconciliation 14

©XBP GLOBAL 2025 PROPRIETARY & CONFIDENTIAL 15 Footnotes to Non-GAAP Reconciliation 1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the quarter ended June 30, 2024, to the revenues during the corresponding period in 2025. 2) Adjustment represents costs associated with restructuring, including employee severance, legal, and lease termination costs. 3) Related to accelerated vesting of RSU and stock awards. 4) Represents litigation settlement and associated expenses incurred in connection with the Company subsidiary litigation. 5) Represents non-recurring transaction costs and expenses incurred in connection with the BPA acquisition and other extraordinary transactions during the applicable period. Defined Terms in Presentation and Notes • Gross Margin: Total revenue less cost of revenue as a percentage of total revenue • SG&A: Selling, General, and Administrative Expense • SaaS: Software as a Service • BPO: Business Process Outsourcing